                                                                       Exhibit 5





                                                              August 28, 1997


The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey  07656

Dear Sirs:

As Senior Vice President and General Counsel of The Hertz Corporation, a Delaware corporation ("Hertz"), I have examined or considered and am familiar with the Certificate of Incorporation, as amended, of Hertz, the By-Laws, as amended, of Hertz, and a certificate from the Secretary of State of the State of Delaware as to the good standing of Hertz in Delaware. I am also familiar with the corporate resolutions duly adopted by the Board of Directors of Hertz on August 28, 1997 authorizing the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") covering a maximum of $1,000,000,000 aggregate principal amount of debt securities (the "Securities") of Hertz issuable under one or more Indentures in such form and with such terms and provisions as the Special Finance Committee of Hertz or the officer executing the same may approve, and to be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended. I have also examined originals or copies certified or otherwise identified to my satisfaction of such corporate records and other documents as I have deemed necessary or appropriate for purposes of this opinion.

Based on the foregoing, I am of the opinion that:

         (1) Hertz is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

         (2) when the Board of Directors of Hertz or an authorized committee thereof has designated the type, terms and amount of Securities to be issued as contemplated by the Registration Statement, and such Securities have been duly executed on behalf of Hertz, authenticated by the Trustee under the applicable Indenture and issued and paid for in accordance with the corporate proceedings of said Board of Directors or authorized committee, the Securities will constitute valid and binding obligations of Hertz in accordance with their terms and will be entitled to the benefits of the applicable Indenture (subject, as to the enforcement of remedies, to the application of general

The Hertz Corporation
August    , 1997
Page 2


          principles of equity and of bankruptcy, reorganization, fraudulent transfer, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally from time to time in effect).

I know that I am referred to under the heading "Legal Opinions" in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission and consent thereto and to the filing of this opinion by Hertz as an Exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Paul M. Tschirhart

                                                 Paul M. Tschirhart
                                                 Senior Vice President
                                                 and General Counsel